EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-14683), of GeoScience Corporation of our report dated February 20, 1997, appearing on page F-2 of this Annual Report on Form 10-K.

PRICE WATERHOUSE LLP

Houston, Texas
March 27, 1997